Exhibit 99.1

Stock Code: 688082	Short Name: ACMSH

ACM Research (Shanghai), Inc.

Record of Investor Relations Activities

No.: 2024-01

Categories of investor relations activities	☐Specific object survey	√Analyst meeting
	☐Media interview	☐Performance briefing
	☐Press conference	☐Roadshow
	☐Site visit	☐Others
Date	January 26, 2024
Venue	Conference call
Participants of the listed company	Chairman: HUI WANG General Manager: JIAN WANG Person in Charge of Financial Matters: LISA YI LU FENG Board Secretary: MINGZHU LUO
Summary of investor relations activities
I. Company Introduction: Leaders of ACM Research (Shanghai), Inc. (the “Company”) gave a brief introduction to the Company’s current business development and operating performance and answered questions of concern from investors.

II. Q&A
1. Is the Company’s “R&D and Process Test Platform Program” primarily targeted at Track?
A: The Company’s current product range includes cleaning equipment, copper plating equipment, furnace equipment, PECVD, and Track, among others. Our aim is to conduct combined and coherent testing across multiple products. The process begins with the silicon wafer being cleaned, then coated using the furnace tube and PECVD. This is followed by integration with the lithography equipment through Track, which includes coating, exposure, and development steps. Next, the product undergoes dry etching in the experimental line’s etching system, and then stripping photoresist and cleaning. We are also equipped with SP7 particle detectors and other measurement equipment to test and verify each process step. The aim of this program is to synergize our five major products within a single line, mirroring inline testing conditions of a production line. This approach is designed to accelerate the development and validation of various types of equipment, thereby shortening the time needed for testing and verification by the customer.

2. What factors does the Company consider when selecting a lithography model?
A: In purchasing lithography equipment, our priority is not necessarily to choose the most advanced model. The KrF-line is our primary target, but the final model to be selected, whether domestic or international, has not yet been determined. The primary reasons for selecting the KrF-line include: 1) We believe the KrF-line Track equipment represents the largest market opportunity because it encompasses the most process steps, including both advanced and mature processes; 2) A certain foreign company is expected to launch next generation 400WPH KrF-line lithography equipment by the end of 2024, which requires Track systems that can support a high throughput rate of 450WPH; 3) The 300WPH KrF-line model of our Track equipment was our initial Track product, and this year we also plan to develop immersion-type ArF Track equipment. Therefore, our strategy is to start with KrF-line and 300WPH, and then gradually develop 400WPH models. In addition, our Track equipment is targeted not only to solve the issue of localization but also to enter the global market.

3. Could you please provide a description of the Company’s high-end semiconductor equipment iterative R&D program?
A: Regarding cleaning equipment, as of the end of last year, the Company estimates it has successfully addressed 95% of the cleaning process steps. Our range of cleaning equipment includes single wafer front-end, single wafer back-end, edge etching, single wafer high-temperature sulfuric acid, Tahoe single wafer-wet bench combined cleaning, megasonic cleaning, advanced IPA drying technology, supercritical CO2 cleaning and other products, offering extensive process coverage.
Our focus is on enhancing and making our products more practical. Our goal is to not only dominate the Chinese market but also to be widely adopted in the global market. To achieve this, the Company intends to continue to increase its investment in the R&D of cleaning equipment.
Additionally, in the realm of PECVD, we have our own differentiated design. Unlike the industry's existing designs of “one chamber with four chucks” and “one chamber with two chucks”, the Company adopts a unique “one chamber with three chucks” design. This allows us to combine the advantages of both designs and to implement various PECVD processes on the same platform. Our chamber's internal design, for which we have independent intellectual property rights, effectively improves film uniformity and stress control while reducing particle contamination. This year, we expect to add 3 to 5 more strategic core customers.

4. Could you share with us the specific progress of the Company’s several important overseas customers?
A: 1)  A major U.S. customer has provided positive feedback on our products, and we expect to have a greater chance to receive repeat orders from it; 2) The equipment for a European customer was delivered last September, and its installation is progressing smoothly. We expect future repeat orders from this customer following the verification of this equipment; 3) The Company is also focusing on developing major customers in Singapore and its surrounding areas. As Singapore is expected to become a semiconductor hotspot, we are closely following this market; 4) In the Taiwan market, we have been actively expanding, particularly in electroplating equipment, where several customers are using our products. This area is expected to be a highlight for the Company in the future; 5) In South Korea, SK Hynix has been our customer since 2011. We are currently cooperating in various areas, not only limited to cleaning equipment, but also actively promoting cooperation in other existing products.
To sum up, we believe the Company has achieved notable progress in its internationalization efforts over recent years. The coming year and the next are pivotal for us. We aim to take the lead in introducing our cleaning and electroplating equipment to the market. After their successful verification in China, we plan to launch furnace tube equipment, ALD, PECVD, and Track to the international markets.
5. Could you provide an update on the progress and plans for the Company’s current products in high-end applications?
A: In high-end applications, the Company has already achieved mass production of cleaning and electroplating equipment and has secured multiple batch orders. As for electroplating equipment, our production line is capable of meeting customer demands. Regarding furnace tube equipment, Track, and PECVD, the furnace tube equipment has shown relatively rapid progress, primarily due to the successful development of ALD. ALD is currently in the production verification phase with our customers. We expect an increase in customer numbers for this equipment throughout this year.

6. Regarding PECVD, is the Company's current development direction focused on areas unexplored by competitors or more towards advanced processing and memory applications? How does the Company plan to capture a significant market share in areas where competitors have already established themselves? What is the strategy for gaining a better market share in areas where competitors are present but not excelling?
A: While developing PECVD, the Company is also positioning its own products. Currently, there are two main designs for PECVD products both domestically and internationally. The Company’s differentiated design advantage  allows for the realization of processes mastered by two major foreign companies with only minor modifications on the same platform, thus meeting comprehensive customer process needs. Therefore, a major benefit is that in the future, we expect customers will be able to achieve almost all PECVD processes with just one platform.
Additionally, targeting mid-to-high-end process applications, including both logic and memory, is a goal for the Company. The main challenges in PECVD lie in film uniformity, film stress and particle characteristics. Our core design focuses heavily on these aspects, which will be our competitive edge and product strength moving forward. The Company has already established a global IP layout in these areas. After development and verification in China, this equipment is expected to be introduced to the international market. These differentiated features provide the Company confidence to compete with global giants in the market.

7. Could you update us on the Company’s current strategy and progress in advanced packaging equipment?
A: The Company has been strategically engaged in advanced packaging equipment for quite some time. Around 2013 and 2014, we started the development of cleaning, coating and developing equipment. We believe we are the company with the most comprehensive range of advanced packaging wet process equipment in the world. Our products, including cleaning, wet etching, coating, developing, stripping, electroplating and polishing equipment (such as electropolishing), having been utilized in major production lines by customers.

8. With the Company offering a comprehensive range of equipment in its advanced packaging layout, which type of equipment is currently making the fastest progress?
A: In advanced packaging, our primary focus is on cooperation with international customers. In the next 5 to 10 years, we believe advanced packaging will become increasingly important in the chip industry, with its depth, dimensions and technical challenges all escalating. The Company’s future strategy includes significantly increasing our R&D investment in advanced packaging equipment and expanding our market outreach. A key direction for our international market development will be introducing our copper-plating equipment into global markets such as South Korea, Taiwan, the U.S., and Europe.

9. What is the forecast for the sales of semiconductor equipment in the Chinese and overseas markets for 2024? What level of new orders is expected for the Company? What is the leadership’s view on the forecast that the growth rate of orders will slow down after 2025?
A: We believe that China’s semiconductor chip industry is still in a multi-year expansion period driven by huge market demand. And we believe that there will be a market for middle-to-high-end products as long as they can be effectively produced. With the expansion of product lines by enterprises, we see potential for further development. Thus, if Chinese companies continue to advance technology, we expect that the Chinese market, much like the international market, will continue its growth trajectory in the coming years.

10. Does the Company have any specific targets for orders in 2024?
A: We are optimistic about the outlook for 2024 and believe that the Chinese market will perform better than last year. We are confident in the Chinese market’s development over the next few years. We expect to launch our furnace tube products in 2024, and to introduce our Track and PECVD products in 2025. These launches are part of our strategy to support growth over the next 5 to 8 years. Our current strategic goal is to achieve a balanced distribution of 50% in domestic sales and 50% in overseas sales long-term. This target is set with the aim of positioning the Company among the top tier of global semiconductor equipment providers.

Encl.: List of Participants

Ariose Capital
Cyber Atlas
JP Morgan
lygh capital
Panview Capital
Point 72
Torito Capital
Essence Fund Management
Banyan Partners
Bosera Asset Management
Oriental Alpha Fund
Orient Fund
Founder Securities Equity
Founder Proprietary
Fullerton Fund Management
ICBC Credit Suisse Asset Management
GF Fund Management
GF Securities
CPIC Fund Management
China Life Asset Management
Guotai Fund
Haitong Securities
Broad Vision Investment
Orient Semiconductor Electronics Ltd.
Huatai Securities
China Asset Management
Huian Fund
HSBC Jintrust
HSBC Jintrust Fund Management
Harvest Fund Management
CCB Principal Asset Management
Eureka Investment
Jingshun Great Wall Fund
StillBrook Capital
Minsheng Jiayin Fund
China Southern Asset Management
Lion Fund
Cephei Capital Management
Samsung Asset Management
China International Fund Management
Tenbagger Capital Management
Taiping Assets Management
Xinhua Fund Management
Xinran Investment Management
Aegon-Industrial Fund
China Galaxy Securities Proprietary
Yinhua Fund Management
Yong Rong Asset Management

Golden Trust Sinopac Fund Management
Great Wall Fund Management
Chang Xin Asset Management
ZoomTrend Investment Management
Zheshang Securities
China International Capital Corporation
Lombarda China Fund Management
Zhongtai Electronics
Zhongtai Securities
CSC Financial
CSC Financial
CSC Financial
CITIC Securities
China Post
China Post Fund
China Post Securities
Rosefinch Fund

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The following information is provided in connection with the furnishing of the above Record of January 2024 Investor Relation Activity of ACM Research (Shanghai), Inc. (“ACMSH”) (the “Record”) pursuant to the Current Report on Form 8-K reporting requirements of ACM Research, Inc.:

Forward-Looking Statements
Information presented in the Record includes forward-looking statements for purposes of the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. All statements contained in the Record that do not relate to matters of historical fact should be considered forward-looking statements. Forward-looking statements are based on ACMSH management’s current expectations and beliefs, and involve a number of risks and uncertainties that are difficult to predict and that could cause actual results to differ materially from those stated or implied by the forward-looking statements. Those risks and uncertainties include, but are not limited to, the following, any of which could be exacerbated even further by the continuing COVID-19 outbreak in China and globally: anticipated customer orders or identified market opportunities may not grow or develop as anticipated; customer orders already received may be postponed or canceled; ACMSH may be unable to obtain the qualification and acceptance of its delivered tools when anticipated or at all, which would delay or preclude ACMSH’s recognition of revenue from the sale of those tools; suppliers may not be able to meet ACMSH’s demands on a timely basis; ACMSH’s technologies and tools may not gain market acceptance; ACMSH may be unable to compete effectively by, among other things, enhancing its existing tools, adding additional production capacity and engaging additional major customers; ACMSH may incur significant expenses long before it can recognize revenue from new products, if at all, due to the costs and length of research, development, manufacturing and customer evaluation process cycles; volatile global economic, market, industry and other conditions could result in sharply lower demand for products containing semiconductors and for ACMSH’s products and in disruption of capital and credit markets; ACMSH’s failure to successfully manage its operations, including its inability to hire, train, integrate and manage additional qualified engineers for research and development activities; and trade regulations, including those recently published by the U.S. Department of Commerce imposing certain restrictions on equipment shipments and business practices with China-based semiconductor manufacturers, currency fluctuations, political instability and war, all of which may materially adversely affect ACMSH due to its substantial non-U.S. customer and supplier base and its substantial non-U.S. manufacturing operations. A further description of these risks, uncertainties and other matters can be found in filings ACM Research, Inc. makes with the U.S. Securities and Exchange Commission. Because forward-looking statements involve risks and uncertainties, actual results and events may differ materially from results and events currently expected by ACMSH. ACMSH undertakes no obligation to publicly update these forward-looking statements to reflect events or circumstances that occur after the date hereof or to reflect any change in its expectations with regard to these forward-looking statements or the occurrence of unanticipated events.